UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2025

Huntsman Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32427	42-1648585
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10003 Woodloch Forest Drive
The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(281) 719-6000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol	Name of each exchange on which registered
Huntsman Corporation	Common Stock, par value $0.01 per share	HUN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Approval of Huntsman Corporation 2025 Stock Incentive Plan

As described in Item 5.07 below, on April 30, 2025 at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Huntsman Corporation (the “Company”), the Company’s stockholders approved the Huntsman Corporation 2025 Stock Incentive Plan (the “2025 Stock Incentive Plan”) in order to, among other items, reserve 4,650,000 shares of the Company’s common stock for issuance under the plan.

A summary of the 2025 Stock Incentive Plan is set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 17, 2025 (the “Proxy Statement”). That summary and the above description of the 2025 Stock Incentive Plan do not purport to be complete and are qualified in their entirety by reference to the 2025 Stock Incentive Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) The Annual Meeting was held on April 30, 2025.

(b) The Company’s stockholders voted on the following four proposals (each described in detail in the Proxy Statement) at the Annual Meeting.

(c) American Election Services, LLC, the independent inspector of the elections (the “Inspector of Election”) for the Annual Meeting, delivered its final vote tabulation on April 30, 2025 that certified the final voting results for each of the matters that were submitted to a vote at the Annual Meeting. Set forth below are the final voting results as provided by the Inspector of Election.

(d) Each stockholder of record was entitled to one vote per share of common stock on each proposal. On March 7, 2025, the record date for the Annual Meeting (the “Record Date”), there were 173,747,479 shares of common stock outstanding. Present at the Annual Meeting in person or by proxy were holders of shares of common stock representing an aggregate of 149,972,882 votes, or 86.31% of the voting power entitled to vote at the Annual Meeting as of the Record Date, constituting a quorum.

Proposal 1	To elect as directors 10 nominees to serve until the 2026 Annual Meeting of Stockholders or her/his earlier resignation, removal or death.

	For	Against	Abstain	BNV
Peter R. Huntsman	133,511,186	3,732,538	157,649	12,571,509
Mary C. Beckerle	134,647,729	2,523,582	230,062	12,571,509
Sonia Dulá	134,340,176	2,894,728	166,469	12,571,509
Cynthia L. Egan	132,328,887	4,879,015	193,471	12,571,509
Curtis E. Espeland	135,561,577	1,683,908	155,888	12,571,509
Daniele Ferrari	136,568,263	659,355	173,755	12,571,509
José Muñoz	135,543,479	1,688,383	169,511	12,571,509
Jeanne McGovern	136,546,321	633,679	221,373	12,571,509
David B. Sewell	136,657,575	586,343	157,455	12,571,509
Jan E. Tighe	136,623,657	614,121	163,595	12,571,509

The stockholders voted to re-elect each of the Company’s director nominees to serve until the Company’s 2026 Annual Meeting of Stockholders or her/his earlier resignation, removal or death.

Proposal 2	The advisory vote to approve named executive officer compensation.

For	Against	Abstain	BNV
131,393,558	5,780,333	227,482	12,571,509

The stockholders voted to approve, on an advisory basis, the compensation of the Company’s named executive officers.

Proposal 3	The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

For	Against	Abstain
147,584,781	2,236,271	151,830

The stockholders voted to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2025.

Proposal 4	The approval of the 2025 Stock Incentive Plan.

For	Against	Abstain	BNV
133,571,821	3,700,383	129,169	12,571,509

The stockholders voted to approve the 2025 Stock Incentive Plan.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description of Exhibits

10.1	Huntsman Corporation 2025 Stock Incentive Plan
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN CORPORATION

/s/ DAVID M. STRYKER
Executive Vice President, General Counsel and Secretary

Dated: May 2, 2025

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